Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Nos. 33-80710, 333-85666, 333-11121 and 333-177523) of Cytec Industries Inc. on Form S-8 of our report, dated June 27 2012, on our audits of the financial statements and supplemental schedule of Cytec Employees’ Savings and Profit Sharing Plan as of December 31, 2011 and 2010, and for the year ended December 31, 2011, which report is included in this annual report on Form 11-K filed on or about June 27, 2012.

Bridgewater, New Jersey
June 27, 2012